AMENDMENT

This **AMENDMENT** (this "Amendment") is made and entered into as of July 10, 2023 by and among TC BioPharm (Holdings) PLC, a public limited company incorporated in Scotland pursuant to the Companies Act 2006, as amended (the "Company") and [redacted] (the "Investor").

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of November 27, 2022 (as amended and in effect from time to time, including any replacement agreement therefor, the "November 2022 Purchase Agreement"), among the Company and the Investor pursuant to which the Investor purchased from the Company an aggregate of 85,000 American Depositary Shares (the "ADSs"), pre-funded warrants to purchase up to 1,315,000 ADS, series A purchase warrants to purchase up to 1,400,000 ADSs (the "Series A Warrants") and series B purchase warrants to purchase up to 1,400,000 ADSs (the "Series B Warrants" and together with the Series A Warrants, the "November 2022 Warrants");

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of March 27, 2023 (as amended and in effect from time to time, including any replacement agreement therefor, the "March 2023 Purchase Agreement"), among the Company and the Investor pursuant to which the Investor purchased from the Company an aggregate of 215,000 ADSs, pre-funded warrants to purchase up to 3,222,500 ADS and series C purchase warrants to purchase up to 3,437,500 ADSs (the "Series C Warrants" and together with the November 2022 Warrants, the "Existing Warrants");

WHEREAS, the Company and the Investor desire to amend the Existing Warrants as follows: (i) amend the current exercise price on all Existing Warrants so that it is equal to £0.35 ("Exercise Price Reduction"), (ii) extend the termination date on the Series B Warrants and the Series C Warrants until May 30, 2028 (the "Termination Date Extension") and (iii) amend to the definition of "Black Scholes Value" included in Section 3(e) of the Existing Warrants as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. **Definitions; Transaction Documents**. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreements and the Existing Warrants. This Amendment shall constitute a Transaction Document for all purposes of the Purchase Agreements and the other Transaction Documents.

2. **Amendment to the Series A Warrants**.

(a) Section 2(b) of the Series A Warrant is hereby amended and restated as follows:

"Exercise Price. The exercise price per ADS under this Warrant shall be £0.35, subject to adjustment hereunder (the "Exercise Price")."

(b) The definition of "Black Scholes Value" included in Section 3(e) of the Series A Warrant is hereby amended and restated as follows:

""Black Scholes Value" means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a

period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of (1) the 30 day volatility, (2) the 100 day volatility or (3) the 365 day volatility, each of clauses (1)-(3) as obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder's request pursuant to this Section 3(e) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow."

3. **Amendment to Series B Warrants**.

(a) The reference in the introductory paragraph of the Series B Warrant to May 30, 2025 as the "Termination Date" is hereby amended such that the Termination Date of the Series B Warrant shall be May 30, 2028.

(b) Section 2(b) of the Series B Warrant is hereby amended and restated as follows:

"Exercise Price. The exercise price per ADS under this Warrant shall be £0.35, subject to adjustment hereunder (the "Exercise Price")."

(c) The definition of "Black Scholes Value" included in Section 3(e) of the Series B Warrant is hereby amended and restated as follows:

""Black Scholes Value" means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of (1) the 30 day volatility, (2) the 100 day volatility or (3) the 365 day volatility, each of clauses (1)-(3) as obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder's request pursuant to this Section 3(e) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow."

4. **Amendment to the Series C Warrants**.

(a) The reference in the introductory paragraph of the Series C Warrant to March 30, 2028 as the "Termination Date" is hereby amended such that the Termination Date of the Series C Warrant shall be May 30, 2028.

(b) Section 2(b) of the Series B Warrant is hereby amended and restated as follows:

"Exercise Price. The exercise price per ADS under this Warrant shall be £0.35, subject to adjustment hereunder (the "Exercise Price")."

(c) The definition of "Black Scholes Value" included in Section 3(e) of the Series C Warrant is hereby amended and restated as follows:

""Black Scholes Value" means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of (1) the 30 day volatility, (2) the 100 day volatility or (3) the 365 day volatility, each of clauses (1)-(3) as obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder's request pursuant to this Section 3(e) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow."

5. **Conditions to Effectiveness of this Amendment**. This Amendment shall become effective upon receipt by the Company and the Investor of counterpart signatures to this Amendment duly executed and delivered by the Company and the Investor.

6. **No Implied Amendment or Waiver**. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Investor under the Purchase Agreements, the Existing Warrants or the other Transaction Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Purchase Agreements, the Existing Warrants or the other Transaction Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Investor to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Purchase Agreements, the Warrants or the other Transaction Documents.

7. **Counterparts**. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by e-mail (e.g., "pdf" or "tiff") or fax transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

8. **Governing Law**. THIS CONSENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.